Exhibit 3.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BIOHITECH GLOBAL REBRANDS TO RENOVARE
ENVIRONMENTAL, INC.

Company to be traded on Nasdaq under symbol RENO effective
December 13, 2021

Management believes new identification better in line with Company’s current operations, vision, and mission statement

CHESTNUT RIDGE, NY – December 13, 2021 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (NASDAQ: BHTG), a circular economy and sustainability technology and services company, announces that the Company has changed its name to Renovare Environmental, Inc., and will now be traded on the Nasdaq under the symbol RENO, effective today, December 13, 2021.

“We believe that our new company brand, Renovare, the Latin root of the word Renew, better describes our mission of creating and providing sustainable technologies and services that address the use and reuse of waste material and reduces reliance on already overflowing landfills and our overall carbon footprint. We are pleased to introduce this new branding of the company, which we believe better illustrates its current direction and will serve us well in our execution of our business and strategic initiatives as we strive to contribute to the circular economy in the coming year,” said Anthony Fuller, the Company’s CEO.

About Renovare Environmental, Inc.

Renovare Environmental, Inc. (Nasdaq: RENO), formerly BioHiTech Global, Inc., is a technology services company focused on providing cost-effective solutions that improve environmental outcomes. Our solutions for waste management include the processing of municipal solid waste into a valuable renewable fuel, biological disposal of food waste on-site, and proprietary real-time data analytics tools to reduce food waste generation. When used individually or in combination, our solutions lower the carbon footprint associated with waste transportation and can reduce or virtually eliminate landfill usage. Our unique solutions enable businesses and municipalities of all types as well as educational and governmental facilities to solve everyday problems in a smarter and more cost-effective way while reducing their impact on the environment. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, including statements about the estimated contract value, additional purchase orders or deliveries, and the ability of the Company's products to improve environmental outcomes and achieve corporate sustainability goals, are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as "Risk Factors" in our filings with the Securities and Exchange Commission ("SEC"). There may be other factors not mentioned above or included in the BioHiTech's SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Lisa Giovannielli

VP, Corporate Communications

O: 888.876.9300

E: lgiovannielli@biohitech.com

Investors:
ir@biohitech.com